The National Security Group, Inc.                                                                                                                       EXHIBIT 99.1
661 East Davis Street
Post Office Box 703
Elba, Alabama 36323

PRESS RELEASE

FOR IMMEDIATE RELEASE

For Additional Information Contact: M.L. Murdock - Chief Operational Officer @ (334) 897-2273 Ext. 238.

        ELBA, ALABAMA (JANUARY 20, 2005)…THE BOARD OF DIRECTORS OF THE NATIONAL SECURITY GROUP, INC., DECLARED A QUARTERLY DIVIDEND OF $.215 PER SHARE AT ITS MEETING ON JANUARY 20, 2005. THIS REPRESENTS AN ANNUAL INDICATED DIVIDEND RATE OF $.86 PER SHARE. THIS CASH DIVIDEND IS PAYABLE ON FEBRUARY 28, 2005 TO SHAREHOLDERS OF RECORD FEBRUARY 7, 2005. WITH ITS HOME OFFICE IN ELBA, ALABAMA, THE NATIONAL SECURITY GROUP, INC., IS AN INSURANCE HOLDING COMPANY. ITS SHARES ARE TRADED ON THE NASDAQ NATIONAL MARKET UNDER THE SYMBOL NSEC.